Exhibit 10.2

Execution Version

INTREPID POTASH, INC.

SECOND WAIVER TO

NOTE PURCHASE AGREEMENT

$60,000,000 3.23% Senior Notes, Series A, due April 16, 2020

$45,000,000 4.13% Senior Notes, Series B, due April 14, 2023

$45,000,000 4.28% Senior Notes, Series C, due April 16, 2025

Dated as of May 6, 2016

To the Holders of the Senior Notes

of Intrepid Potash, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of August 28, 2012 among Intrepid Potash, Inc. (the “Company”) and the Purchasers listed in Schedule A attached thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 15, 2016 (as so amended, the “Existing Note Purchase Agreement”), pursuant to which the Company issued (i) $60,000,000 aggregate principal amount of its 3.23% Senior Notes, Series A, due April 16, 2020; (ii) $45,000,000 aggregate principal amount of its 4.13% Senior Notes, Series B, due April 14, 2023; and (iii) $45,000,000 aggregate principal amount of its 4.28% Senior Notes, Series C, due April 16, 2025 (collectively, the “Notes”).  You are referred to herein individually as a “Holder” and collectively as the “Holders.”  The Existing Note Purchase Agreement, as modified by this Second Waiver to Note Purchase Agreement (this “Waiver Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to the Waiver to Note Purchase Agreement dated as of March 23, 2016 by and among the Company and the Holders, each of the Holders waived compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ending March 31, 2016 until May 13, 2016.

The Company has further requested that compliance by the Company with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ending March 31, 2016 be waived until June 30, 2016.  The undersigned Holders have agreed to such waiver on the terms and conditions set forth herein.

But for the Waiver provided herein, Events of Default would exist under Section 11(c) of the Note Purchase Agreement as of March 31, 2016 as a result of the Company’s failure to comply with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:

1.             WAIVER

Effective as of the Effective Date, the undersigned Holders agree to waive, until June 30, 2016, the requirement that the Company comply with Sections 10.1 and 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016 (the “Waiver”), and agree that any failure by the Company to comply with such Sections 10.1 and/or 10.2 for the fiscal quarter ended March 31, 2016 shall not constitute a Default or an Event of Default until June 30, 2016; provided, however, that if the Leverage Ratio as of the end of such quarter exceeds 3.90 to 1.00, or the Fixed Charge Coverage Ratio is less than 1.00 to 1.00 as of the end of such quarter, then the Waiver shall be null, void and of no further force or effect; provided, further, that the Company shall report on the Leverage Ratio and the Fixed Charge Coverage Ratio as and when required by the Existing Note Purchase Agreement.  Unless a further waiver is provided by the Holders pursuant to the Note Purchase Agreement, an immediate Event of Default shall occur under Section 11(c) of the Note Purchase Agreement on June 30, 2016, effective as of March 31, 2016.

The Waiver is limited to its terms and does not constitute a waiver of any other term, condition, representation, covenant or undertaking under the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith.  Without limiting the foregoing, the Waiver does not and shall not apply to any other Default or Event of Default that may currently be outstanding, and shall not apply to any future Default or Event of Default (other than a Default or Event of Default under Section 11(c) of the Note Purchase Agreement occurring during the period from the Effective Date until June 30, 2016 and arising solely from the Company’s failure to comply with Sections 10.1 and/or 10.2 of the Note Purchase Agreement for the fiscal quarter ended March 31, 2016).  The Company, on its behalf and on behalf of its Subsidiaries and Affiliates, agrees that the Waiver does not constitute or represent any agreement or commitment by any Holder to provide any other modifications to the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or establish any course of dealing by any Holder.  Except as expressly provided in the Waiver, (a) the Waiver does not and shall not constitute a waiver, release or limitation upon the exercise by any Holder of any of its rights, legal or equitable, hereunder or under the Note Purchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith and (b) each Holder reserves any and all rights and remedies which it has had, has or may have under the Note Purchase Agreement and the other agreements, documents, or instruments executed and delivered in connection therewith.

2.             REPRESENTATIONS AND WARRANTIES

2.1          No Default or Event of Default.  No event has occurred and no condition exists that, as of the date hereof or as of the Effective Date (after giving effect to the Waiver), would constitute a Default or Event of Default.

2.2          Authorization, etc.  The execution, delivery and performance by the Company of this Waiver Agreement has been duly authorized by all necessary corporate action and does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Note Purchase Agreement, this Waiver Agreement and the Notes each constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3          Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by the Company of this Waiver Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other Material agreement, lease, or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.4          Disclosure.  This Waiver Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of the Company.

2.5          Indebtedness Under Credit Agreement.  As of the date of this Waiver Agreement, (a) no principal or interest is outstanding in respect of Loans (as defined in the Credit Agreement) under the Credit Agreement and (b) the aggregate amount of all LC Obligations (as defined in the Credit Agreement) is $500,000.

2.6          Credit Agreement Waiver.  No consideration or remuneration has been paid or will be paid to any agent or any lender under the Credit Agreement as an inducement to enter into the Credit Agreement Waiver other than the work fee described in the Credit Agreement Waiver.

3.             EFFECTIVE DATE

The Waiver shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Effective Date”):

3.1          Execution and Delivery of Waiver Agreement.  The Required Holders shall have executed and delivered this Waiver Agreement and the Holders shall have received a counterpart of this Waiver Agreement duly executed and delivered by the Company.

3.2          Credit Agreement Waiver.  The Holders shall have received a fully executed copy of a Waiver and Amendment No. 6 to Credit Agreement containing a waiver, until June 30, 2016 or later, of the requirement that the Company comply with Sections 6.21(a) and (b) of the Credit Agreement for the fiscal quarter ending March 31, 2016, and otherwise in form and substance satisfactory to the Required Holders party hereto (the “Credit Agreement Waiver”), and the Credit Agreement Waiver shall have been duly executed and delivered by the Company, U.S. Bank National Association, as administrative agent, and the Required Lenders (as defined in the Credit Agreement).

3.3          Confirmation of Subsidiary Guaranty.  The Holders shall have received a counterpart of the Consent and Reaffirmation attached hereto as Annex A duly executed and delivered by each Subsidiary Guarantor.

3.4          Representations and Warranties True.  The representations and warranties set forth in Section 2 hereof shall be true and correct on such date in all respects.

3.5          Work Fee.  Each Holder shall have received from the Company a work fee of $5,000; such fee shall be deemed earned when paid and shall be nonrefundable.

3.6          Fees and Expenses.  The Company shall have paid all reasonable fees, expenses and costs of the Holders’ special counsel, Morgan, Lewis & Bockius LLP, incurred in connection with the preparation, negotiation, execution and delivery of this Waiver Agreement and any other documents related hereto (including, without limitation, the fees and expenses of a financial advisor to the Holders) to the extent invoiced.

4.             MISCELLANEOUS

4.1          Financial Advisor.  The Company hereby agrees, on behalf of itself and its Subsidiaries, that, notwithstanding Section 7.4(a) of the Note Purchase Agreement, any financial advisor engaged by or on behalf of the Holders may, from and after the Effective Date until June 30, 2016, upon reasonable prior notice to the Company, visit the offices and properties of the Company and its Subsidiaries and discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s and its Subsidiaries’ officers and the independent public accountants of the Company and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing.

4.2          Ratification.  Subject to the Waiver, the Note Purchase Agreement, the Notes and each of the other agreements, documents, and instruments executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects as of the date hereof.

4.3          Reference to and Effect on the Note Purchase Agreement.  On and after the Effective Date, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as modified hereby.

4.4          Binding Effect.  This Waiver Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.5          Governing Law.  This Waiver Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

4.6          Counterparts.  This Waiver Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.  Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Waiver Agreement.

4.7          Release.  In further consideration of the execution by the Holders of this Waiver Agreement, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges each of the Holders and each of their respective advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising at law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurring on or prior to the date hereof, in any way concerning, relating to, or arising from (a) any of the Releasors, (b) the Note Purchase Agreement, the Notes, the Subsidiary Guaranty or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (c) the financial condition, business operations, business plans, prospects or creditworthiness of the Company, and/or (d) the negotiation, documentation and execution of this Waiver Agreement and any documents relating hereto.  The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Holders have caused this Waiver Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

INTREPID POTASH, INC.

By:	Brian D. Frantz
Name: Brian D. Frantz
Title: SVP — Chief Accounting Officer

[Signature Page to Second Waiver to Note Purchase Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Ji Min Shin
Name: Ji Min Shin
Title: Director

[Signature Page to Second Waiver to Note Purchase Agreement]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name: Brian Keating
Title: Managing Director

[Signature Page to Second Waiver to Note Purchase Agreement]

COBANK, ACB

By:	/s/ Kristina Jensen
Name: Kristina Jensen
Title: Vice President

[Signature Page to Second Waiver to Note Purchase Agreement]

AGFIRST FARM CREDIT BANK

By:	/s/ John W Burnside Jr
Name: John W Burnside Jr
Title: Vice President

[Signature Page to Second Waiver to Note Purchase Agreement]

FARM CREDIT BANK OF TEXAS

By:	/s/ Luis M. H. Requejo
Name:	Luis M. H. Requejo
Title:	Director Capital Markets

[Signature Page to Second Waiver to Note Purchase Agreement]

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	SVP/Managing Director

[Signature Page to Second Waiver to Note Purchase Agreement]

1ST FARM CREDIT SERVICES, PCA

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

[Signature Page to Second Waiver to Note Purchase Agreement]

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Mary Anne Mullen
Name:	Mary Anne Mullen
Title:	Vice President

[Signature Page to Second Waiver to Note Purchase Agreement]

ANNEX A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Second Waiver to Note Purchase Agreement (the “Waiver Agreement”) dated as of May 6, 2016, among Intrepid Potash, Inc. (the “Company”) and certain of the Holders party to the Note Purchase Agreement, dated as of August 28, 2012, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 15, 2016 (as further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement.  Without in any way establishing a course of dealing by the Holders, each of the undersigned consents to the Waiver Agreement and reaffirms the terms and conditions of the Subsidiary Guaranty executed by it in connection with the Note Purchase Agreement and acknowledges and agrees that such Subsidiary Guaranty remains and shall remain in full force and effect and hereby reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in such Subsidiary Guaranty and (b) that such Subsidiary Guaranty remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.  All references to the Note Purchase Agreement contained in such Subsidiary Guaranty shall be a reference to the Note Purchase Agreement as modified by the Waiver Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

Dated: May 6, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Reaffirmation to be executed by its officers thereunto duly authorized, as of the date written immediately above.

INTREPID POTASH — MOAB, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

INTREPID POTASH — NEW MEXICO, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Brian D. Frantz
Name:	Brian D. Frantz
Title:	Senior Vice President and
Chief Accounting Officer

[Signature Page to Consent and Reaffirmation (Note Purchase Agreement)]

SCHEDULE I

Holder	Aggregate Principal Amount of Series A Notes Outstanding	Aggregate Principal Amount of Series B Notes Outstanding	Aggregate Principal Amount of Series C Notes Outstanding
Teachers Insurance and Annuity Association of America	$0	$0	$37,500,000
The Guardian Life Insurance Company of America	$0	$23,500,000	$7,500,000
CoBank, ACB	$25,000,000	$0	$0
AgFirst Farm Credit Bank	$15,000,000	$0	$0
Farm Credit Bank of Texas	$10,000,000	$0	$0
GreenStone Farm Credit Services, ACA/FLCA	$10,000,000	$7,000,000	$0
1st Farm Credit Services, PCA	$0	$7,500,000	$0
Farm Credit Services of America, PCA	$0	$7,000,000	$0
Totals	$60,000,000	$45,000,000	$45,000,000